                                                                                                    EXHIBIT 10.1

                                                                                                    June 23, 2005

Via Telecopier and First Class Mail
Wexford Capital LLC
Wexford Plaza
411 West Putnam Avenue
Greenwich, CT 06830
Attention: President and General Counsel
Telecopier: (203) 862-7320 and (203) 862-7312

Republic Airways Holdings, Inc.
8909 Purdue Road, Suite 300
Indianapolis, IN 46268
Attention: Chief Executive Officer
Telecopier: (317) 484-6060

Re: Investment Agreement Notices

Gentlemen:

Reference is made to that certain Investment Agreement, dated March 15, 2005 (the “Investment Agreement”), among US Airways Group, Inc. (the “Company”), US Airways, Inc. (“US Airways”), Wexford Capital LLC, on its own behalf and on behalf of its affiliated funds and managed accounts (collectively “Wexford”), and Republic Airways Holdings, Inc. (“Republic”, and together with Wexford, the “Investor”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Investment Agreement.

The Company hereby notifies the Investor that it does not intend to exercise its option under Section 2.01 of the Investment Agreement to require the Investor to purchase the New Common Stock. The Investor is hereby relieved of any obligation it may have to purchase the New Common Stock pursuant to the terms of the Investment Agreement.

Pursuant to Section 2.02 and Exhibit A-1 of the Investment Agreement, the Company and US Airways hereby notify Investor that they wish to exercise the Slots Option. The closing of the purchase by the Investor and license back to US Airways of the Slots shall occur on or before July 31, 2005 (the “Closing Date”).

Pursuant to Section 6.03 of the Investment Agreement, the Investor is required to complete the Republic Aircraft Transaction (subject to applicable conditions thereto and the terms and conditions of Exhibit B to the Investment Agreement) if the Company and/or US Airways exercise and complete the Slots Option. Thus, US Airways shall sell the ten (10) Currently Owned Aircraft to the Investor on the Closing Date.

In addition, the Company has arranged for 100% lease financing to have been made available to Republic with respect to the three (3) EMB Committed Aircraft. So long as Republic finds the terms of such lease financing reasonably acceptable in accordance with Exhibit B to the Investment Agreement, then Republic shall also acquire the EMB Committed Aircraft on the Closing Date. Concurrently therewith, the Investor shall lease the Currently Owned Aircraft and the EMB Committed Aircraft to US Airways in accordance with the terms of Exhibit B of the Investment Agreement and pursuant to an operating lease to be prepared by counsel for US Airways.

Further, US Airways shall assign, and Republic shall assume, the leases for the fifteen (15) Leased Aircraft in accordance with the terms of Exhibit B of the Investment Agreement. The Leased Aircraft shall be transitioned to Republic beginning sixty (60) days after Republic’s acquisition of the Currently Owned Aircraft.

Finally, in the event the Investor acquires the Owned Aircraft and Leased Aircraft, the Investor is required to purchase, free and clear of all liens, a flight simulator and a cabin door trainer (together with all licenses and agreements related to the operation thereof) in accordance with the terms of Exhibit B of the Investment Agreement.

This notice is without prejudice to any other right or remedy of the Company under the Investment Agreement, each of which is reserved in its entirety.

                                            Sincerely,

                                             US AIRWAYS GROUP, INC.

                                        /s/ Ronald E. Stanley
                                              Name: Ronald E. Stanley
                                              Title: EVP-Finance & CFO

                                              US AIRWAYS, INC.

                                                                 /s/ Ronald E. Stanley
                                                                       Name: Ronald E. Stanley
                                               Title: EVP - Finance & CFO